UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2010

CB RICHARD ELLIS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32205	94-3391143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11150 Santa Monica Boulevard, Suite 1600 Los Angeles, California	90025
(Address of Principal Executive Offices)	(Zip Code)

(310) 405-8900

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by CB Richard Ellis Group, Inc., a Delaware corporation (the “Company”), in connection with the matters described herein.

Item 1.01	Entry into a Material Definitive Agreement

Credit Agreement

On November 10, 2010, the Company, CB Richard Ellis Services, Inc. (“Services”), a Delaware corporation and a subsidiary of the Company, and certain subsidiaries of Services entered into a credit agreement (the “Credit Agreement”) with Credit Suisse AG, as administrative agent and as collateral agent (“Credit Suisse”), and the lenders party thereto.

Services (the “U.S. Borrower”), CB Richard Ellis Limited, a limited company organized under the laws of England and Wales (the “U.K. Borrower”), CB Richard Ellis Limited, a corporation organized under the laws of the province of New Brunswick (the “Canadian Borrower”), CB Richard Ellis Limited Pty Ltd., a company organized under the laws of Australia (the “Australian Borrower”), and CB Richard Ellis Limited, a company organized under the laws of New Zealand (the “New Zealand Borrower” and, collectively with the U.S. Borrower, the U.K. Borrower, the Canadian Borrower and the Australian Borrower, the “Borrowers”) are the borrowers under the Credit Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Credit Agreement provides for senior secured financing in the amount of up to $1.35 billion, consisting of:

•	a $350.0 million senior secured tranche A term loan facility;
•	a $300.0 million senior secured tranche B term loan facility; and
•

a senior secured revolving credit facility of up to $700.0 million that allows for borrowings outside of the United States, with (i) a $50.0 million sub-facility allowing for multicurrency revolving borrowings available to the U.S. Borrower, the Canadian Borrower, the Australian Borrower and the New Zealand Borrower and (ii) a $50.0 million sub-facility allowing for U.K. revolving loans to the U.S. Borrower and the U.K. Borrower.

The revolving credit facility includes borrowing capacity of up to $100.0 million for letters of credit, and $55.0 million for short-term borrowing referred to as swingline loans, of which up to $20.0 million is available to the U.S. Borrower and up to $35.0 million is available to the New Zealand Borrower.

On November 10, 2010, the U.S. Borrower borrowed $350.0 million under the tranche A term loan facility, $300.0 million under the tranche B term loan facility, and $20 million of swingline loans under the revolving credit facility. These amounts were used to repay all amounts outstanding under its previous credit agreement, which was terminated as described below under Item 1.02.

Interest Rate and Fees

Borrowings under the Credit Agreement bear interest at a rate equal to an applicable rate plus, at the Borrowers’ option, either (1) a base rate determined by reference to the greatest of (a) the prime rate determined by Credit Suisse, (b) the federal funds rate plus 1/2 of 1% and (c) the sum of (i) an adjusted LIBO rate determined by reference to the British Bankers’ Association Interest Settlement Rates for deposits in dollars, Pounds or Euro, as applicable, for the applicable interest period of one month plus (ii) 1.00% or (2) a reserve adjusted LIBO rate determined by reference to the British Bankers’ Association Interest Settlement Rates for deposits in dollars, Pounds or Euro, as applicable, for the applicable interest period.

The applicable rate for borrowings with respect to the tranche A term loan facility and revolving credit facility is based on the Company’s leverage ratio, as defined in the Credit Agreement, in accordance with the table below. The applicable rates for the Fixed Rate tranche B term loan and the Daily Rate tranche B loan are 3.25% and 2.25%, respectively. In addition to paying interest on outstanding principal under the term loan facilities, the U.S.

Borrower is required to pay a facility fee to the lenders under the revolving credit facility, based on the Company’s leverage ratio, in accordance with the table below. The Borrowers must also pay customary letter of credit fees.

Leverage Ratio	Fixed Rate Spread Tranche A Loans	Daily Rate Spread Tranche A Loans	Fixed Rate Spread Revolving Loans	Daily Rate Spread Revolving Loans	Facility Fee Revolving Loans
Category 1 Greater than 3.50 to 1.00	3.75%	2.75%	3.15%	2.15%	0.60%
Category 2 Greater than 3.00 to 1.00 but less than or equal to 3.50 to 1.00	3.50%	2.50%	2.95%	1.95%	0.55%
Category 3 Greater than 2.50 to 1.00 but less than or equal to 3.00 to 1.00	3.00%	2.00%	2.50%	1.50%	0.50%
Category 4 Greater than 2.00 to 1.00 but less than or equal to 2.50 to 1.00	2.50%	1.50%	2.05%	1.05%	0.45%
Category 5 Greater than 1.50 to 1.00 but less than or equal to 2.00 to 1.00	2.25%	1.25%	1.85%	0.85%	0.40%
Category 6 Equal to or less than 1.50 to 1.00	2.00%	1.00%	1.65%	0.65%	0.35%

Prepayments

The Credit Agreement requires the U.S. Borrower to offer to prepay outstanding term loans, subject to certain exceptions, as follows:

•	100% of the net cash proceeds of asset sales by the U.S. Borrower or any subsidiary of the Company;
•	100% of the net cash proceeds from the issuance of debt by the Company or any of its subsidiaries, other than proceeds from debt permitted under the Credit Agreement; and
•	50% (which percentage shall be reduced to 25% subject to the Company and the U.S. Borrower attaining certain leverage tests) of the Company’s annual excess cash flow.

The foregoing mandatory prepayments are applied pro rata to the remaining amortization payments under the Credit Agreement. The Credit Agreement does not require the Borrowers to prepay outstanding loans under the revolving credit facilities, except on any date on which the sum of all outstanding revolving credit loans, all outstanding swingline loans and the total lenders’ letter of credit exposure exceeds 105% of the total revolving credit commitments under the Credit Agreement, in which case the Borrowers must pay 100% of such excess amount.

The Borrowers may voluntarily repay outstanding loans under the term loan facility and the revolving credit facility at any time. All prepayments of term and revolving loans shall be subject to certain customary “breakage” costs with respect to Fixed Rate loans. In addition, the Borrowers may elect to permanently terminate or reduce all or a portion of the revolving credit commitments and the letter of credit sub-limit under the revolving credit facility at any time without premium or penalty.

Amortization

The U.S. Borrower is required to repay installments on (i) the tranche A term loans in quarterly principal amounts of $8.75 million, with the balance payable on November 10, 2015 and (ii) the tranche B term loans in quarterly principal amounts of $750,000, with the balance payable on November 10, 2016. The entire principal amount of revolving credit loans outstanding (if any) under the revolving credit facility are due and payable in full at maturity on May 10, 2015, on which day the revolving credit commitments thereunder will terminate. The entire principal amounts (if any) of swingline loans outstanding under the revolving credit facility are due and payable in full on May 10, 2015, on which day the swingline commitments thereunder will terminate.

Guarantee and security

All obligations under the Credit Agreement are unconditionally guaranteed by the Company and each of its direct and indirect U.S. material subsidiaries. The obligations of the foreign subsidiaries under the Credit Agreement are unconditionally guaranteed by the U.K. Borrower, the Canadian Borrower, CBRE Global Holdings SARL and Relam Amsterdam Holdings B.V.

All obligations under the Credit Agreement, and the guarantees of those obligations, are secured by, subject to certain exceptions, a first-priority pledge of 100% of the capital stock of the U.S. Borrower and certain of its subsidiaries (but not more than 65% of the capital stock of any material first-tier non-U.S. subsidiary; certain lower-tier non-U.S. subsidiaries guaranteed the obligations of foreign subsidiaries).

Covenants and events of default

The Credit Agreement includes financial covenants requiring the Company and the Borrowers to maintain a maximum leverage ratio and minimum interest coverage ratio. In addition, the Credit Agreement also contains other customary affirmative and negative covenants and events of default.

First Supplemental Indenture

On November 10, 2010, CBRE Government Services, LLC, a Delaware limited liability company and an indirect subsidiary of Services (“Government Services”), CBRE-Profi Acquisition Corp., a Delaware corporation and an indirect subsidiary of Services (“Profi Acquisition” and, together with Government Services, the “New Subsidiary Guarantors”), and Wells Fargo Bank, National Association, as trustee (the “Trustee”), entered into a First Supplemental Indenture, dated as of November 10, 2010 (the “First Supplemental Indenture”), to the Indenture, dated as of October 8, 2010 (as amended, supplemented or otherwise modified from time to time, the “6.625% Notes Indenture”), among the Company, Services, certain other subsidiaries of Services (the “Notes Guarantors”) and the Trustee. Pursuant to the First Supplemental Indenture, the New Subsidiary Guarantors agreed to fully and unconditionally guarantee all of Services’ obligations under the 6.625% Notes Indenture with respect to the 6.625% Senior Notes due 2020, on the terms set forth therein.

Second Supplemental Indenture

On November 10, 2010, the New Subsidiary Guarantors and the Trustee entered into a Second Supplemental Indenture, dated as of November 10, 2010 (the “Second Supplemental Indenture”), to the Indenture, dated as of June 18, 2009 (as supplemented on September 10, 2009 and as it may be further amended, supplemented or otherwise modified from time to time, the “11.625% Notes Indenture”), among the Company, Services, the Notes Guarantors and the Trustee. Pursuant to the Second Supplemental Indenture, the New Subsidiary Guarantors agreed to fully and unconditionally guarantee all of Services’ obligations under the 11.625% Notes Indenture with respect to the 11.625% Senior Subordinated Notes due 2017, on the terms set forth therein.

The above descriptions of the First Supplemental Indenture, the Second Supplemental Indenture, the Credit Agreement and the Guarantee and Pledge Agreement are qualified in their entirety by the full text of those documents, which are attached as Exhibits 4.1, 4.2, 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

Second Amended and Restated Credit Agreement

On November 11, 2010, the Company repaid and terminated the Second Amended and Restated Credit Agreement, dated as of March 24, 2009, among the Company, Services, certain subsidiaries of Services, the lenders parties thereto and Credit Suisse, as administrative agent and collateral agent.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following documents are attached as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description
4.1	First Supplemental Indenture, dated as of November 10, 2010, among CBRE Government Services, LLC, CBRE-Profi Acquisition Corp. and Wells Fargo Bank, National Association, as trustee.
4.2	Second Supplemental Indenture, dated as of November 10, 2010, among CBRE Government Services, LLC, CBRE-Profi Acquisition Corp. and Wells Fargo Bank, National Association, as trustee.
10.1†

Credit Agreement, dated as of November 10, 2010, among CB Richard Ellis Group, Inc., CB Richard Ellis Services, Inc., certain subsidiaries of CB Richard Ellis Services, Inc., Credit Suisse AG, as administrative agent and collateral agent, and the lenders party thereto.

10.2

Guarantee and Pledge Agreement, dated as of November 10, 2010, among CB Richard Ellis Group, Inc., CB Richard Ellis Services, Inc., the subsidiary guarantors party thereto and Credit Suisse AG, as collateral agent.

†	Confidential treatment has been requested for certain schedules to this exhibit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2010	CB RICHARD ELLIS GROUP, INC.

	By:	/s/ GIL BOROK
Gil Borok
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
4.1	First Supplemental Indenture, dated as of November 10, 2010, among CBRE Government Services, LLC, CBRE-Profi Acquisition Corp. and Wells Fargo Bank, National Association, as trustee.
4.2	Second Supplemental Indenture, dated as of November 10, 2010, among CBRE Government Services, LLC, CBRE-Profi Acquisition Corp. and Wells Fargo Bank, National Association, as trustee.
10.1†

Credit Agreement, dated as of November 10, 2010, among CB Richard Ellis Group, Inc., CB Richard Ellis Services, Inc., certain subsidiaries of CB Richard Ellis Services, Inc., Credit Suisse AG, as administrative agent and collateral agent, and the lenders party thereto.

10.2

Guarantee and Pledge Agreement, dated as of November 10, 2010, among CB Richard Ellis Group, Inc., CB Richard Ellis Services, Inc., the subsidiary guarantors party thereto and Credit Suisse AG, as collateral agent.

†	Confidential treatment has been requested for certain schedules to this exhibit.